Exhibit 23.2 Consent of Independent Certified Public Accountants

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our report on the April 30, 2003 financial statements in the
Registration Statement Form SB-2/A dated May 5, 2003 and related prospectus of
MedVision Capital Corporation for the registration of 5,000,000 Shares of
Common Stock.

/s/ Stan J.H. Lee, CPA
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Dated: July 11, 2003
Fort Lee, New Jersey